Exhibit 99.1

Salon Media Group Announces Recapitalization Results

San Francisco, CA (March 6, 2013). Salon Media Group, Inc. (OTCQB: SLNM.PK) announced today that on March 1, 2013, it completed a recapitalization in which all of its convertible notes, related party advances and certain accrued consulting fees (aggregating $15,651,000, including interest on the convertible notes through February 28, 2013) and substantially all shares of its convertible preferred stock were exchanged for an aggregate of 72.87 million shares of common stock at a price of $0.35 per share.

“We are very pleased with our recapitalization efforts. Our strengthened balance sheet will allow us to move forward with improved confidence,” said Cynthia Jeffers, Chief Executive Officer of Salon.

The Company currently has 30 million shares of common stock authorized and at December 31, 2012 had approximately 3.28 million shares outstanding. On March 1, 2013, the Company issued an aggregate of approximately 26.29 million shares of common stock for all the preferred stock participating in the recapitalization held by non-affiliates of the Company, for all of its convertible notes and for 25% of its related party advances (including the accrued consulting fees). The amount of shares represented substantially all of the available authorized common stock. The holders of the remaining related party advances and preferred stock participating in the recapitalization, all of whom are members of the board of directors or their affiliates, tendered these obligations in exchange for an aggregate of approximately 46.58 million shares of common stock that will be issued and delivered to them upon approval of the increase in the authorized common stock of the Company. The board of directors of the Company has authorized an increase in authorized common stock to 150 million and will seek approval of the increase at a special meeting of the stockholders that the Company expects to hold in April. Holders of a majority of the voting power of the Company have agreed to vote their shares in favor of the stock increase so the Company will not solicit proxies for the special meeting. The Company will issue the balance of approximately 46.58 million shares to be issued in the recapitalization promptly following the special meeting.

Set forth below is Salon’s capitalization at December 31, 2012 and as adjusted to reflect: (i) additional related party advances between January 1, 2013 and February 28, 2013, (ii) the accrual of interest on the outstanding convertible notes between January 1, 2013 and February 28, 2013, and (iii) the results of the recapitalization.

SALON MEDIA GROUP, INC.

(in thousands, except share and par value amounts)

	December 31, 2012
	Actual (1)	As Adjusted
	(Unaudited)	(Unaudited)

Cash and cash equivalents	$205	$718

Liabilities and Stockholders' Deficit
Current liabilities:
Short-term borrowings	$1,000	$1,000
Related party advances	11,475	-
Convertible notes payable	3,339	-
Accounts payable and accrued liabilities	1,160	850
Deferred revenues	37	37
Total current liabilities	17,011	1,887

Deferred rent	26	26
Total liabilities	17,037	1,913
Commitments and contingencies

Stockholders' Deficit
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 9,404 and 1,075 shares issued and outstanding at December 31, 2012 and as adjusted (liquidation value of $26,744 and $5,604 at December 31, 2012 and as adjusted)	-	-
Common stock, $0.001 par value, 30,000,000 and 150,000,000 shares authorized, 3,282,576 and 76,157,944 shares issued and outstanding at December 31, 2012 and as adjusted	3	76
Additional paid-in capital	99,883	115,460
Accumulated deficit	(115,527)	(115,540)

Total stockholders' deficit	(15,641)	(4)
Total liabilities and stockholders' deficit	$1,396	$1,909

____________________

(1) The Actual column is derived from the Company’s balance sheet at December 31, 2012 (unaudited) included in its Form 10-Q for the quarterly period ended December 31, 2012 filed with the Securities and Exchange Commission on February 14, 2013.

(2)Between January 1, 2013 and February 28, 2013, the Company incurred an additional $513 in related party advances, resulting in total related party advances exchanged of $11,988.

(3)Inclusive of $158 in accrued consulting fees, $152 in accrued interest on convertible notes and $13 in additional interest accrued from January 1, 2013 through February 28, 2013, all of which were exchanged.

(4)As adjusted preferred shares issued and outstanding of 1,075 shares are all Series C.
(5)As adjusted authorized shares assumes additional shares are authorized at a special meeting of stockholders called for April 2013.
(6)Inclusive of $13 in additional interest on convertible notes accrued from January 1, 2013 through February 28, 2013.

About Salon Media Group

Salon Media Group (OTCQB: SLNM.PK) operates the pioneering, award-winning news site, Salon.com. Salon.com covers breaking news, politics, culture, technology and entertainment through investigative reporting, fearless commentary and criticism, and provocative personal essays. Salon.com has been a leader in online media since the dawn of the digital age and has bureaus in San Francisco and New York City.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, including, but not limited to, statements regarding our plans, objectives, expectations, intentions, capitalization and financing, constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	We have historically lacked significant revenues and have a history of losses
●	Our cash flows may not meet expectations
●	Our reliance on related parties for significant investment capital
●

Our principal stockholders can exercise a controlling influence over our business affairs and may make business decisions with which non-principal stockholders disagree and may affect the value of their investment

●	Our dependence on advertising sales for significant revenues
●	The introduction of new websites, services or products by us or by our competitors
●	Controversial content on our website
●	Our inability to promote the Salon brand to attract and retain users, advertisers and strategic partners
●	Our technology development efforts may not be successful in improving the functionality of our network
●	Our operating results are volatile and may adversely affect our common stock price
●	Future sales of significant number of shares of our common stock by principal stockholders could cause the stock price to decline
●

Our stock has been and will likely continue to be subjected to substantial price and volume fluctuations due to a number of factors, many of which will be beyond our control and may prevent stockholders from reselling our common stock at a profit

●

Holders of the remaining outstanding shares of Series C Preferred Stock are entitled to potentially significant liquidation preferences with respect to Salon’s assets over common stockholders if Salon were to liquidate

This press release should be read in conjunction with our quarterly report on Form 10-Q filed on February 14, 2013, including the “Risk Factors” set forth in the report, and our other reports currently on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results. We do not undertake to update any forward-looking statements unless otherwise required by law.

Investor Relations Contact:

Alex Fernandez

870 Market Street, Suite 528

San Francisco, CA 94102

(415) 645-9317